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                                                                     Exhibit 9.1

                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of October 8, 1999 (this "Agreement"), by and among IPC Advisors S.A.R.L., a Luxemburg corporation ("Purchaser") and the stockholders of Balanced Care Corporation, a Delaware corporation (the "Company") listed on the signature pages hereto (each, a "Shareholder" and, collectively, the "Shareholders").

                  WHEREAS, the Company and Purchaser propose to enter into an Subscription Agreement, dated as of the date hereof (the "Subscription Agreement"), which provides for, among other things, the purchase by the Purchaser from the Company of 13,400,000 shares of common stock, par value $.001 per share (the "Company Common Stock") of the Company (the "Issuance");

                  WHEREAS, as of the date hereof, the Shareholders are holders of record or Beneficially Own (as defined herein) shares of Company Common Stock; and

                  WHEREAS, as a condition to the willingness of Purchaser to enter into the Subscription Agreement, Purchaser has required that each Shareholder agrees, and in order to induce Purchaser to enter into the Subscription Agreement, each Shareholder has agreed, severally and not jointly, to enter into this Agreement with respect to all of the shares of Company Common Stock now held of record or Beneficially Owned and which may hereafter be acquired by such Shareholder (collectively, the "Shares").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

                  Section I.1 General. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Subscription Agreement.

                  Section I.2 Beneficial Ownership. For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.


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                                   ARTICLE II

                  Section II.1 Voting Agreement. Each of the Shareholders hereby agrees as follows:

                  (a) to appear, or cause the holder of record on any applicable record date with respect to any Shares Beneficially Owned by such Shareholder (the "Record Holder") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment or postponement thereof at which matters relating to the Issuance, the Subscription Agreement or any transaction contemplated thereby are considered; and

                  (b) at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, to vote, or cause to be voted by the Record Holder, in person or by proxy, the Shares held of record or Beneficially Owned by such Shareholder: (i) in favor of the adoption and approval of the Issuance pursuant to the Subscription Agreement and (ii) as directed by the Purchaser on any other matter.

                  Section II.2 No Ownership Interest. Except as set forth in
Section 2.1, nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to the Shareholders, and Purchaser shall have no authority to exercise any power or authority to direct the Shareholders in the voting of any of the Shares except as otherwise provided herein.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

                  Each of the Shareholders hereby represents and warrants, severally and not jointly, to Purchaser as follows:


                  Section III.1 Authority Relative to This Agreement. Such Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Where such Shareholder is a corporation, partnership or other entity, the execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other governing body of such Shareholder, and no other proceedings on the part of such Shareholder are necessary to authorize this Agreement or to consummate such transactions and where such Shareholder is an individual, such individual has the capacity to enter into this Agreement. This

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Agreement has been duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

                  Section III.2 No Conflict. (a) The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, (i) where such Shareholder is a corporation, partnership or other entity, conflict with or violate the organizational documents of such Shareholder, (ii) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which such Shareholder is a party or by which such Shareholder (or the Shares held of record or Beneficially Owned by such Shareholder) is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares held of record or Beneficially Owned by such Shareholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder (or the Shares held of record or Beneficially Owned by such Shareholder) is bound or affected, except, in the case of clauses (ii) and (iii) of this Section 3.2, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent the performance by such Shareholder of its obligations under this Agreement.

                           (b)    The execution and delivery of this Agreement
by such Shareholder does not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Authority except for applicable requirements, if any, of federal or state securities and antitrust laws and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the performance by such Shareholder of its obligations under this Agreement.




                  Section III.3 Title to the Shares. As of the date hereof, such Shareholder is the record or Beneficial Owner of the Shares listed opposite the name of such Shareholder on such Shareholder's signature page hereto. The Shares listed opposite the name of such Shareholder on such Shareholder's signature page hereto are all the securities of the Company either held of record or Beneficially Owned by such Shareholder. Such Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares held of record or Beneficially Owned by such Shareholder. The Shares listed opposite the name of such Shareholder on such Shareholder's signature page hereto are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations

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on such Shareholder's voting rights, charges and other encumbrances of any nature whatsoever other than Encumbrances under applicable Law.

                                   ARTICLE IV

                          COVENANTS OF THE SHAREHOLDER

                  Section IV.1 No Inconsistent Agreements. Each Shareholder hereby represents, warrants, covenants and agrees that, except as contemplated by this Agreement and the Subscription Agreement, such Shareholder has not and shall not, and will use its reasonable best efforts to not permit any Person under such Shareholder's control (including any Record Holder) to, enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares held of record or Beneficially Owned by such Shareholder which, in either case, is inconsistent with this Agreement.

                  Section IV.2 Transfer of Title. Each Shareholder hereby covenants and agrees that such Shareholder will not, prior to the termination of this Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Shares or options, warrants or other convertible securities to acquire or purchase Company Common Stock (collectively "Derivative Securities"), owned either directly or indirectly by such Shareholder or with respect to which such Shareholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of Purchaser (provided nothing contained herein will be deemed to restrict the exercise or conversion of Derivative Securities outstanding on the date hereof), unless the Person to whom Shares or Derivative Securities have been sold, assigned, pledged, hypothecated, transferred, exchanged or disposed agrees to be bound by this Agreement as if a party hereto. Each Shareholder hereby agrees and consents to the entry of stop transfer instructions by the Company against the transfer of any Shares inconsistent with the terms of this
Section 4.2.

                                    ARTICLE V

                                  MISCELLANEOUS


                  Section V.1 No Solicitation. From the date hereof until the consummation of the Issuance or, if earlier, the payment of both the Put Purchase Payment under the Certificate of Designations for the Series C Preferred Stock, in the event the Purchaser exercises the Put Right thereunder, and the Non-Completion Fee pursuant to Section 6.8 the Subscription Agreement, the Shareholders (a) shall not have, or shall immediately terminate any discussions with, any third party concerning a Material Transaction and (b) shall not, and shall not permit any officer, director, employee, controlled Affiliate, investment banker or other agent (in such agency



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capacity), of the Shareholder to, directly or indirectly, (i) solicit, engage in discussions or negotiate with any Person (whether such discussions or negotiations are initiated by the Shareholder or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than Purchaser, relating to a Material Transaction, (ii) provide information with respect to the Company or any of its subsidiaries to any Person, other than Purchaser, relating to a possible Material Transaction by any person other than Purchaser, (iii) enter into an agreement with any person, other than Purchaser, providing for a possible Material Transaction, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Material Transaction by any Person, other than by Purchaser.

                  Section V.2 Further Assurances. Each Shareholder shall use reasonable commercial efforts to assist the Company in fulfilling its obligations pursuant to Section 6.6 of the Subscription Agreement.

                  Section V.3 Termination. This Agreement shall terminate following the occurrence of the annual or special meeting of the stockholders of the Company at which the Issuance is voted on by the stockholders. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that nothing in this Agreement shall relieve any party from liability for the breach of any of its representations, warranties, covenants and agreements set forth in this Agreement prior to such termination.

                  Section V.4 Additional Shares. If, after the date hereof, a Shareholder acquires the right to vote any additional shares of Company Common Stock (any such shares shall be referred to herein as "Additional Shares"), including, without limitation, upon exercise or conversion of any Derivative Security or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been outstanding Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any Person immediately upon the acquisition by a Shareholder of record or Beneficial Ownership of such Additional Shares.

                  Section V.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  Section V.6 Entire Agreement. This Agreement constitutes the entire agreement between Purchaser and the Shareholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Purchaser and the Shareholders with respect to the subject matter hereof.


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                  Section V.7     Amendment.  This Agreement may not be amended
except by an instrument in writing signed by the parties hereto.

                  Section V.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

                  Section V.9 Notices. Any notice, consent, waiver, approval or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand delivery as hereinafter provided. Any such notice, consent, waiver, approval or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise shall be deemed to have been received on the fourth (4th) Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivery by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:


                  If to a Shareholder to the address set forth on such Shareholder's signature page hereto.

                  If to Purchaser, to:

                  IPC Advisors S.A.R.L.
                  c/o Unsworth & Associates
                  Herengrach 483
                  1017 BT
                  Amsterdam
                  Attention:  Brad Unswroth
                  Fax:  011-31-20-623-2285


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                  with a copy to:

                  Central Park Lodges
                  175 Bloor Street East
                  South Tower
                  Toronto, Ontario  M4W 3R8
                  Attention:  Manfred J. Walt
                  Fax:  (416) 323-3818

                  with another copy to:

                  Goodman Phillips & Vineberg
                  250 Yonge Street
                  Suite 2400
                  Toronto, Ontario  M5B 2M6
                  Attention:  Stephen Pincus
                  Fax:  (416) 979-1234

                  Section V.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

                  Section V.11 Obligations of Shareholders. The obligations of the Shareholders hereunder shall be "several" and not "joint" or "joint and several." Without limiting the generality of the foregoing, under no circumstances will any Shareholder have any liability or obligation with respect to any misrepresentation or breach of covenant of any other Shareholder.

                  Section V.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.
                  IN WITNESS WHEREOF, each of the Shareholders and Purchaser have caused this Agreement to be duly executed on the date hereof.

                                    IPC Advisors S.A.R.L.

                                    By: ____________________________________
                                        Name:
                                        Title:

                                    Brad E. Hollinger
                                    Number of Shares:  779,463

                                    Address:         Balanced Care Corporation
                                                     1215 Manor Drive

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                                                                               8
                                                     Mechanicsburg, Pennsylvania
                                                     17055

                                    David K. Barber
                                    Number of Shares:  71,554

                                    Address:         Balanced Care Corporation
                                                     1215 Manor Drive
                                                     Mechanicsburg, Pennsylvania
                                                     17055

                                    Robert Sutton
                                    Number of Shares:  433,838

                                    Address:         Balanced Care Corporation
                                                     1215 Manor Drive
                                                     Mechanicsburg, Pennsylvania
                                                     17055

                                    Robin Barber
                                    Number of Shares:  64,054

                                    Address:         Balanced Care Corporation
                                                     1215 Manor Drive
                                                     Mechanicsburg, Pennsylvania
                                                     17055

                                    Bill R. Foster, Sr.
                                    Number of Shares:  767,412

                                    Address:         Foster Health Care Group
                                                     426 South Jefferson
                                                     Springfield, MO
                                                     65801-2351

                                    John Brennan
                                    Number of Shares:  1,049,051

                                    Address:         11212 Mann Road
                                                     Mooresville, IN
                                                     46158

                                    Suzanne B. Croco (by Power of Attorney)

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                                                                              9

                                    Number of Shares: 41,554

                                    Address:         2956 Alta Court
                                                     Lisle, Illinois
                                                     60532

                                    Stacey Reitz (by Power of Attorney)
                                    Scott Reitz (by Power of Attorney)
                                    Number of Shares:  36,353

                                    Address:         516 Seminole Drive
                                                     Blacksburg, Virginia
                                                     24060

                                    Sarah Barber (by Power of Attorney)
                                    Number of Shares:  306,100

                                    Address:         4076 Greystone Drive
                                                     Harrisburg, Pennsylvania
                                                     17112

                                    James Diebold (by Power of Attorney)
                                    Number of Shares:  190,852

                                    Address:         735 Markham Court
                                                     Lewisberry, Pennsylvania
                                                     17339

                                    F. David Carr (by Power of Attorney)
                                    Number of Shares:  115,661

                                    Address:   1350 Bayshore Highway, Suite 300
                                               Burlingame, California
                                               94010

Acknowledged:

BALANCED CARE CORPORATION

By:    ____________________________
       Name:
       Title: